UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2018

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

10102 USA Today Way, Miramar, Florida	33025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 3.03 Material Modification to Rights of Security Holders

On October 3, 2018 the Board of Directors of Generex Biotechnology Corporation declared a stock dividend on its shares of common stock, par value $.001 per share at a ratio of 20 for 1. The Company will announce a record and payment date for the dividend after filing all necessary regulatory notices and receiving any necessary approvals. There will be no change in the Company’s ticker symbol, “GNBT,” as a result of the dividend.

When effective, the stock dividend will result in the Company’s issued and outstanding shares of common stock increasing to approximately 22,362,000 post-dividend shares from 1,068,100 pre-dividend issued and outstanding shares.

All options, warrants, and convertible securities of the Company outstanding on the stock dividend record date will be appropriately adjusted. In general, the dividend will increase the number of shares subject to such outstanding stock options, warrants, and convertible securities proportional to the dividend ratio and will effect a proportionate increase in the number of shares of common stock issuable in connection with the exercise of such outstanding options, warrants, and convertible securities.

The Company expects to issue a press release regarding the proposed stock dividend on October 10, 2018. At such time, the Company also expects to file a Current Report on Form 8-K with the press release.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	On October 3, 2018, the Board of Directors approved the following stock option grants to the Company’s named executive officers.

Named Executive	Effective Date of Grant	Options to Purchase Shares of Common Stock
Mark Fletcher Executive Vice-President, General Counsel and Secretary	October 3, 2018	4,500
Andrew Ro Senior Vice President and Chief Investment Officer	October 3, 2018	4,500
Richard Purcell Senior Vice President and Chief Medical Officer	October 3, 2018	4,500
Mark Corrao Chief Financing Officer	October 3, 2018	4,500

The stock options have an exercise price of $2.23 per share, which was the closing price for the Company’s common stock on October 3, 2018. In addition to the above options, options for an additional 113,000 shares were issued to other employees, officers and consultants of the Company, and to officers, consultants and employees of Veneto Holdings, L.L.C. The options granted to the Veneto Holdings personnel will become effective only when and if the Company completes its acquisition of certain assets of Veneto Holdings and those officers, consultants and employees become officers, consultants and/or employees of Generex or a subsidiary entity. The grants were made pursuant to the terms of the Company’s 2017 Equity Incentive Plan and will be memorialized in option agreements. The options vested as to 1/3 of the shares upon grant, and an additional 1/3 will vest on each of the first and second anniversaries of the grant date. The options expire on the tenth anniversary of the date of grant, subject to earlier termination under the terms set forth in the 2017 Equity Incentive Plan. The stock options will be subject to the other terms and conditions set forth in the 2017 Equity Incentive Plan and in the Stock Option Agreement between the Company and each optionee, the form of which is attached hereto as Exhibit 10.1. The above description of the Stock Option Agreement is not complete and is qualified by reference to such exhibit.

Forward-Looking Statements

Statements in this report may contain certain forward-looking statements. All statements included concerning activities, events or developments that the Generex expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Known risks and uncertainties also include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: October 9, 2018	/s/ Mark A. Fletcher
Mark A. Fletcher
Executive Vice President and General Counsel

3

Exhibit Index

Exhibit No.	Description
10.1	Form of Stock Option Agreement

4